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               [ALTSCHULER, MELVOIN AND GLASSER LLP LETTERHEAD]


                 CONSENT OF ALTSCHULER, MELVOIN AND GLASSER LLP



We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated March 15, 1996 relating to the consolidated financial statements and financial statement schedules of Universal Automotive Industries, Inc. as of December 31, 1995 and for the year then ended in the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission concerning the registration of 223,500 shares of common stock.


ALTSCHULER, MELVOIN AND GLASSER LLP


ALTSCHULER, MELVOIN AND GLASSER LLP
Certified Public Accountants


Chicago, Illinois
July 26, 1996